AMENDMENT TO STOCK PURCHASE AGREEMENT


               AMENDMENT, dated as of January 31, 1994 (the "Amendment") to the Stock Purchase Agreement, dated as of December 15, 1993 (the "Agreement"), among LADD Furniture, Inc., a North Carolina corporation (the "Purchaser"), and each person listed in Sched-ule 1.1 thereto (individually a "Seller" and collectively the "Sellers"), who are all of the stockholders of Pilliod Holding
Company, a Delaware corporation (the "Holding Company").


                      W I T N E S S E T H :


               WHEREAS, the Purchaser and the Sellers have agreed to amend the Agreement, subject to the terms and conditions of this Amendment;

               NOW, THEREFORE, the parties hereto hereby agree as follows:

               1. Definitions. Capitalized terms used herein without other definition are used as defined in the Agreement.

               2. Amendment to the Table of Contents to the Agreement. The Table of Contents to the Agreement under the heading
"SCHEDULES" is hereby amended by inserting the phrase "8.1
Scheduled Indebtedness" where appropriate on page iv thereof.

               3. Amendment to Article I of the Agreement. The first sentence of Section 1.2 is hereby amended by deleting the phrase
"(effective January 29, 1994)" where it appears in the fifth line thereof and inserting the following new sentence at the end thereof:

      "The parties agree that the Closing shall be deemed to occur prior to the start of business on the Closing Date and that all operations of the business of the Cabinet Company on the Closing Date shall be for the account of the Purchaser."

               4. Amendment to Article II of the Agreement.

               (a) The first sentence of Section 2.1.7(b) is hereby amended by inserting the phrase "have a Material Adverse Effect" after the word "aggregate" where it appears on the eighth line thereof and deleting the phrase ", have a Material Adverse Effect" where it appears in the ninth line thereof.

               (b) The last sentence of Section 2.1.17 is hereby amended by inserting the phrase ", other than the Expense
Letter Agreement and the Pilliod Letter Agreement" after the word "Closing" in the last line thereof.

               5. Amendment to Article III. The second sentence of Section 3.1 is hereby amended by inserting the phrase
"August 5" in place of the phrase "August 2" where it appears in the 21st line thereof.

               6. Amendment to Article VIII of the Agreement.

               (a) The definitions of the following terms set forth in Article VIII of the Agreement are hereby amended as follows:

               "Effective Date" is hereby amended to read in its entirety as follows:

               "Effective Date:  January 31, 1994."

               "Scheduled Indebtedness" is hereby amended to read in its entirety as follows:

                    "Scheduled Indebtedness:  the items of
          indebtedness of the Cabinet Company and the Holding
          Company as specified on Schedule 8.1 hereof."

             (b) Article VIII of the Agreement is hereby amended by adding the following definitions where appropriate in alphabetical order:

                         "Expense Letter Agreement:  the letter
          agreement, dated as of January 31, 1994, between the Holding Company and the Custodian relating to the remittance by the Holding Company to the Custodian of certain expense-related amounts with-held by the Holding Company from the Option Cancellation Amounts."

                         "Pilliod Letter Agreement:  the letter
          agreement, dated as of January 31, 1994, between the Cabinet Company and Peter P. Pilliod relating to certain items of office furniture."

               7. Amendment to Article IX. Section 9.2 is hereby amended by adding the following phrase at the end thereof:

     "; provided that (i) the Sellers shall bear the fees and expenses of the Escrow Agent under the Escrow Agreement and (ii) the Cabinet Company will bear the fees and expenses of Ernst & Young in connection with the preparation of the Closing
     Financial Statements."

               8. Amendment to the Schedules.  The reference in
part I of Schedule 2.1.12 to the "Amended Subordinated Notes of the Cabinet Company due 1988, guaranteed by the Holding
Company" is hereby deleted and replaced with the phrase:

     "The Amended Subordinated Notes of the Cabinet Company due 1998, guaranteed by the Holding Company."

               9. Acknowledgment by Purchaser. The Purchaser hereby acknowledges that the conditions set forth in Section
4.1.8 of the Agreement have been satisfied in full.

                10. Miscellaneous. Except as expressly amended and modified hereby, the Agreement is hereby reaffirmed and remains in full force and effect. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Amendment may be executed in several counter-parts, each of which shall constitute one and the same instrument. This Amendment shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York without giving effect to the conflict of laws rules thereof.

               IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.



                                            PURCHASER:

                                            LADD FURNITURE, INC.

                                            By________________________________
                                              Name:
                                              Title:



                                             SELLERS:

                                             The Clayton & Dubilier Private
                                               Equity Fund Limited Partnership

                                                By Clayton & Dubilier Associates
                                                Limited Partnership, the General
                                                Partner


                                                By_____________________________
                                                   Joseph L. Rice, III
                                                   General Partner



                                              ________________________________*
                                              Peter P. Pilliod

                                              _________________________________*
                                              Barbara Ann Whetsel






                                              _________________________________*
                                              Debra Lynn Pilliod


                                              _________________________________*
                                              Henry O. Timnick


                                              _________________________________*
                                              Arthur E. Reinhold


                                              _________________________________*
                                              Sidney A. Lenger


                                              _________________________________*
                                              Martin P. Doolan


                                              _________________________________*
                                              John R. Long


                                              _________________________________*
                                              Thomas Millner


                                              _________________________________*
                                              William M. Duncan

                                              _________________________________*
                                              William J. Pilliod

                                              _________________________________*
                                              Mark A. Little


                                              _________________________________*
                                              Kevin Driscoll


                                              _________________________________*
                                               Gary Olson


                                              _________________________________*
                                              Progressive Furniture Inc.

*By Clayton, Dubilier & Rice,
 Inc., as Attorney-in-Fact

By:__________________________
   Name:
   Title: